                                 UNGARETTI & HARRIS
                          3500 THREE FIRST NATIONAL PLAZA
                              CHICAGO, ILLINOIS  60602



                                                                     EXHIBIT 5

March 25, 1998

CenterPoint Properties Trust
401 North Michigan Avenue
Suite 3000
Chicago, Illinois  60611

Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 19, 1996 and declared effective by the Commission on January 6, 1997 as amended by a Post-Effective Amendment No. 1 filed with the Commission of October 15, 1997 and declared effective by the Commission on October 23, 1997 (the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and (ii) a supplement dated March 25, 1998 (the "Supplement") to the Registration Statement, relating to the issuance and sale of 370,371 Common Shares of Beneficial Interest of the Company, $.001 par value per share (the "Common Shares").

In this regard, we have examined:

a. the declaration of trust, by-laws and organizational documents of the Company;

b.   certain resolutions adopted by the Company's Board of Trustees;

c.   the Registration Statement and Supplement; and

d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

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CenterPoint Properties Trust
March 25, 1998
Page -2-

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Common Shares being sold pursuant to the Registration Statement and Supplement, if and when issued under the circumstances contemplated by the Supplement, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the general laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,



Ungaretti & Harris

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                                LAW OFFICES
         GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                           THE GARRETT BUILDING
                          233 EAST REDWOOD STREET
                      BALTIMORE, MARYLAND 21202-3332

                               410-574-4000
                               ------------
                             TELEX 908041 BAL
                             FAX 410-576-4246

                              March 25, 1998

CenterPoint Properties Trust
401 North Michigan Avenue
Suite 3000
Chicago, Illinois 60611

Ladies and Gentlemen:

     We have acted as special Maryland counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 19, 1996 and declared effective by the Commission on January 6, 1997 as amended by a Post-Effective Amendment No. 1 filed with the Commission of October 15, 1997 and declared effective by the Commission on October 23, 1997 (the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and (ii) a supplement dated March 25, 1998 (the "Supplement") to the Registration Statement, relating to the issuance and sale of 370,371 Common Shares of beneficial interest of the Company, $.001 par value per share (the "Common Shares").

     In this regard, we have examined:

     a. the declaration of trust, by-laws and organizational documents of the Company;

     b. certain resolutions adopted by the Company's Board of Trustees;

     c. the Registration Statement and Supplement; and

     d. such other documents as we have deemed necessary for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC

CenterPoint Properties Trust
March 25, 1998
Page 2

     We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the Common Shares being sold pursuant to the Registration Statement and Supplement, if and when issued under the circumstances contemplated by the Supplement, will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of Maryland. Our opinion is limited to the laws of the State of Maryland and the general laws of the United States of America.

                                           Very truly yours,

                                           Gordon, Feinblatt, Rothman,
                                               Hoffberger & Hollander, LLC

                                           By: /s/ Edward E. Obstler
                                              --------------------------------
                                                  Edward E. Obstler, Member